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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by BankIllinois Main Street Trust, Inc. of our report dated February 5, 1999, on our audits of the consolidated financial statements of BankIllinois Financial Corporation and subsidiary for the three years in the period ended December 31, 1998, which are included in the 1998 annual report on Form 10-K of BankIllinois Financial Corporation and to the reference of our firm under the heading "EXPERTS" in the Proxy Statement/Prospectus.





/s/ McGLADREY & PULLEN, LLP
Champaign, Illinois
November 30, 1999